MEDITRUST CORPORATION

                    CERTIFICATE OF THE POWERS, DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE
                9% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

                            PAR VALUE $.10 PER SHARE
                        LIQUIDATION VALUE $250 PER SHARE

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     The undersigned, the President of Meditrust Corporation, a Delaware corporation, DOES HEREBY CERTIFY that the following resolutions have been duly adopted by a duly authorized committee of the board of directors of the
Corporation:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the board of directors of Meditrust Corporation, a Delaware corporation (the "Corporation"), by the provisions of the Corporation's Restated Certificate of Incorporation (as the same may be further amended, supplemented or restated from time to time and including the Certificate of Designation (as defined below) and any other certificates of designation forming a part thereof, the "Certificate of Incorporation"), which authority has been delegated by the board of directors to this duly authorized committee (the "Preferred Stock Committee") of the board of directors, this Preferred Stock Committee hereby authorizes the issuance of a series (this "Series") of the preferred stock, par value $.10 per share (the "Preferred Stock"), of the Corporation, and hereby fixes the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications or restrictions, of the shares of this Series (in addition to the powers, preferences and relative, participating, optional or other special rights, and the qualifications or restrictions thereof, set forth in the Certificate of Incorporation which are applicable to this Series of Preferred Stock) as follows:

I.

     (a) Title. The Series of Preferred Stock is hereby designated as the "9% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock").

     (b) Number. The number of authorized shares of Series A Preferred Stock shall be 805,000.

     (c) Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank (i) senior to the Corporation's common stock, par value $.10 per share (the "Common Stock"), senior to the Corporation's Series A Non-Voting Convertible Common Stock, par value $.10 per share (the "Series A Common Stock"), senior to the Corporation's Junior Participating Preferred Stock, par value $.10 per share (the "Junior Preferred Stock"), and senior to any other class or series of capital stock of the Corporation other than capital stock referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with any class or series of capital stock of the Corporation the terms of which

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specifically provide that such class or series of capital stock ranks on a parity with the Series A Preferred Stock in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, and (iii) junior to any class or series of capital stock of the Corporation the terms of which specifically provide that such class or series of capital stock ranks senior to the Series A Preferred Stock in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation. The term "capital stock" does not include convertible debt securities.

     Without limitation to the provisions of the preceding paragraph, the Series A Preferred Stock shall rank, in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (a) senior to any shares of Excess Stock (as defined below) issued upon conversion of any capital stock referred to in clause
(i) of the preceding paragraph, (b) on a parity with any shares of Excess Stock issued upon conversion of any capital stock referred to in clause (ii) of the preceding paragraph and (c) junior to any shares of Excess Stock issued upon conversion of any capital stock referred to in clause (iii) of the preceding paragraph.

     (d) Dividends.

         (i) Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock as to dividends, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors of the Corporation or any duly authorized committee thereof (collectively, the "Board of Directors"), out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9% per annum of the $250.00 per share liquidation preference of the Series A Preferred Stock (equivalent to an annual rate of $22.50 per share). Such dividends shall accrue daily, shall accrue and be cumulative from June 17, 1998 (the "Original Issue Date") and shall be payable quarterly in arrears in cash on March 31, June 30, September 30 and December 31 (each, a "Dividend Payment Date") of each year, commencing September 30, 1998; provided that if any Dividend Payment Date is not a Business Day (as hereinafter defined), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest or additional dividends or other sum shall accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Date. The period from and including the Original Issue Date to but excluding the first Dividend Payment Date, and each subsequent period from and including a Dividend Payment Date to but excluding the next succeeding Dividend Payment Date, is hereinafter called a "Dividend Period". Dividends shall be payable to holders of record as they appear in the stock transfer books of the Corporation at the close of business on the applicable record date (each, a "Record Date"), which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date

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designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date. The amount of any dividend payable for any Dividend Period, or portion thereof, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, it being understood that the amount of the dividend payable per share of Series A Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate of $22.50 per share by four (it being further understood that the dividend payable on September 30, 1998 shall be for more than a full Dividend Period). The dividends payable on any Dividend Payment Date or any other date shall include dividends accrued to but excluding such Dividend Payment Date or other date, as the case may be.

     "Business Day" shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. All references herein to "accrued and unpaid" dividends on the Series A Preferred Stock (and all references of like import) shall include, unless otherwise expressly stated or the context otherwise requires, accumulated dividends, if any, on the Series A Preferred Stock; and all references herein to "accrued and unpaid" dividends on any other class or series of capital stock of the Corporation shall include, if (and only if) such class or series of capital stock provides for cumulative dividends and unless otherwise expressly stated or the context otherwise requires, accumulated dividends, if any, thereon.

         (ii) If any shares of Series A Preferred Stock are outstanding, no full dividends will be declared or paid or set apart for payment on any capital stock of the Corporation of any other class or series ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date upon which the dividends on such other capital stock are declared or paid or set apart for payment, as the case may be). When dividends are not paid in full (or a sum sufficient for such full payment is not set apart therefor) upon the Series A Preferred Stock and the shares of any other class or series of capital stock of the Corporation ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other class or series of capital stock of the Corporation ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock of the Corporation shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and such other class or series of capital stock of the Corporation bear to each other.

     Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the applicable Subject Date (as defined below)), (A) no dividends (other than in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Corporation) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Corporation or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, nor shall any shares of Common Stock of the Corporation or shares of any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation be redeemed, purchased or otherwise acquired for any consideration (or any monies paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Corporation (except by conversion into or exchange for shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Corporation, except for the purchase of capital stock of the Corporation pursuant to Section 7.5 of the Corporation's by-laws (so long as such purchase is made in accordance with the terms of such Section 7.5), and except for, if the Amendments (as hereinafter defined) to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, the purchase or conversion of Excess Stock (as hereinafter defined) in accordance with the provisions of Article Thirteenth (as hereinafter defined). As used in this paragraph, the term "Subject Date" means any date on which any dividends shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Corporation or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or on which any shares of Common Stock of the Corporation or any shares of any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Corporation.

         (iii) No dividends on the Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     Anything in the Certificate of Designation to the contrary notwithstanding, dividends on the Series A Preferred Stock will accrue and be cumulative from the Original Issue Date whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.

         (iv) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends (within the meaning of the Code), whether payable in cash, securities or other property, in excess of the full cumulative dividends described herein.

         (v) Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares.

         (vi) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the "Code")), any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes and series of the Corporation's capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of the Series A Preferred Stock shall be an amount equal to (A) the total Capital Gains Amount multiplied by (B) a fraction (1) the numerator of which is equal to the total dividends (within the meaning of the Code), paid or made available to the holders of the Series A Preferred Stock for that year and (2) the denominator of which is the Total Dividends for that year.

     (e) Liquidation Preference.

         (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any Common Stock of the Corporation or shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, but subject to the preferential rights of the holders of shares of any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock with respect to such distribution of assets upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors in the amount of $250.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date of payment.

         (ii) After payment to the holders of the Series A Preferred Stock of the full amount of the liquidating distributions (including accrued and unpaid dividends) to which they are entitled, the holders of Series A Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

         (iii) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available therefor are insufficient to pay the full amount of liquidating distributions on all outstanding shares of Series A Preferred Stock and the full amount of the liquidating distributions payable on all outstanding shares of any other classes or series of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, then the holders of the Series A Preferred Stock and all such other classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise respectively be entitled.

         (iv) If liquidating distributions shall have been made in full to all holders of Series A Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of any other classes or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, according to their respective rights and preferences.

         (v) For purposes of this Section I(e), neither the consolidation or merger of the Corporation with or into any other corporation, trust or other entity, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

     (f) Redemption.

         (i) The Series A Preferred Stock is not redeemable prior to June 17, 2003. However, the Company is entitled, irrespective of any provision of this Certificate of Designation to the contrary, pursuant to Section 7.5 of its by-laws, to call for purchase and purchase from the holders thereof shares of Series A Preferred Stock on the terms and subject to the conditions set forth in such Section 7.5.

         (ii) On and after June 17, 2003, the Corporation may, at its option, upon not less than 30 nor more than 60 days' prior written notice to the holders of record of the Series A Preferred Stock, redeem the Series A Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $250.00 per share, together with (except as provided in Section I(g)(vi) below) all accrued and unpaid dividends to the date fixed for redemption (the "Redemption Price"). Any date fixed for the redemption of shares of Series A Preferred Stock is hereinafter called a "Redemption Date".

         (iii) The Redemption Price of the Series A Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the proceeds received by the Corporation from the sale of other capital stock of the Corporation and not from any other source. For purposes of the preceding sentence, the term "capital stock" means any equity securities (including Common Stock of the Corporation, series common stock, par value $.10 per share ("Series Common Stock"), of the Corporation, and any other series of Preferred Stock of the Corporation), shares, interest, participations or other ownership interests (however designated), depositary shares representing interests in any of the foregoing, and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

     (g) Procedures for Redemption; Limitations on Redemption.

         (i) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed at the option of the Corporation, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares or, if fractional shares are outstanding, with such additional adjustments as the Corporation may elect in order to effect the redemption of fractional shares) or by lot or any other equitable manner determined by the Corporation (a) that will not give the Corporation the right to purchase shares of Series A Preferred Stock pursuant to Section 7.5 of its by-laws and (b) if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, that will not result in the conversion of any Series A Preferred Stock into Excess Stock.

         (ii) Notice of redemption will be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. Notice of any redemption will also be mailed by or on behalf of the Corporation, first class postage prepaid, not less than 30 nor more than 60 days prior to the applicable Redemption Date, addressed to each holder of record of the Series A Preferred Stock to be redeemed at the address set forth in the share transfer records of the Corporation. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (1) the Redemption Date; (2) the Redemption Price; (3) the number of shares of Series A Preferred Stock to be redeemed; (4) the place or places (which shall include a place in the Borough of Manhattan, The City of New
York) where certificates for such shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such Redemption Date. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the notice mailed to each holder of shares to be redeemed shall also specify the number of Series A Preferred Stock to be redeemed from such holder. No failure to give or defect in such notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

         (iii) If notice has been published and mailed in accordance with
Section I(g)(ii) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the Series A Preferred Stock so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Redemption Date, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of such shares (except the right to receive the Redemption Price) shall terminate. In the event any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest, additional dividends or other sum shall accrue on the amount payable for the period from and after such Redemption Date to such next succeeding Business Date.

         (iv) Upon surrender, in accordance with such notice, of the certificates for any shares of Series A Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares of Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof.

         (v) Any deposit of monies with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable and such monies shall be held in trust for the benefit of the holders of Series A Preferred Stock entitled thereto, except that (1) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on the monies so deposited in trust; and (2) any balance of the monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation and, after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings thereon.

         (vi) Anything in this Certificate of Designation to the contrary notwithstanding, the holders of record of shares of Series A Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable with respect to such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares after such Record Date and on or prior to such Dividend Payment Date or the Corporation's default in the payment of the dividend due on such Dividend Payment Date, in which case the amount payable upon redemption of such shares (including fractional shares) of Series A Preferred Stock will not include such dividend (and the full amount of the dividend payable for the applicable Dividend Period shall instead be paid on such Dividend Payment Date to the holders of record on such Record Date as aforesaid). Except as provided in this Section I(g)(vi) and except to the extent that accrued and unpaid dividends are payable as part of the Redemption Price pursuant to Section I(f)(ii), the Corporation will make no payment or allowance for unpaid dividends, regardless of whether or not in arrears, on shares of Series A Preferred Stock or Depositary Shares called for redemption.

         (vii) Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date of the redemption of shares of Series A Preferred Stock referred to below), no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent
(a) the purchase or acquisition of Series A Preferred Stock pursuant to Section
7.5 of the by-laws of the Corporation (so long as such purchase is made in accordance with the terms of such Section 7.5) or pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock or (b) if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by
Section I(j) hereof, the purchase or conversion of Excess Stock of the Corporation in accordance with the provisions of Article Thirteenth. In addition, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date of the direct or indirect purchase or other acquisition of shares of Series A Preferred Stock by the Corporation referred to below), the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and with respect to the distribution of assets upon liquidation, dissolution and winding up of the Corporation); provided, however, that the foregoing shall not prevent (a) the purchase or acquisition of Series A Preferred Stock pursuant to Section 7.5 of the by-laws of the Corporation (so long as such purchase is made in accordance with the terms of such Section 7.5) or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock or (b) if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, the purchase or conversion of Excess Stock of the Corporation in accordance with the provisions of Article Thirteenth.

     (h) Voting Rights. Except as required by law and as set forth below in this
Section I(h), the holders of the Series A Preferred Stock shall not have any voting rights.

         (i) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more Dividend Periods, whether or not such Dividend Periods are consecutive, the number of directors then constituting the board of directors of the Corporation shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of such two directors) and the holders of shares of Series A Preferred Stock (voting separately as a class with all other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such two directors) will be entitled to vote for the election of such two directors of the Corporation at a special meeting called by an officer of the Corporation at the request of the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock or by the holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which is entitled to vote as a class with the Series A Preferred Stock in the election of such two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case the vote for such two directors shall be held at the earlier of the next such annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders until all dividends accumulated on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the right of the holders of Series A Preferred Stock to elect such two directors shall cease and (unless there are one or more other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable) the term of office of such directors previously so elected shall terminate and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the reinstatement and divestment of the right to elect such two additional directors in the case of any such future dividend arrearage.

     In the case of any such request for a special meeting (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders), such meeting shall be held on the earliest practicable date at the place designated by the holders of capital stock requesting such meeting or, if none, at a place designated by the Secretary of the Corporation, upon notice similar to that required for an annual meeting of stockholders. If such special meeting is not called by an officer of the Corporation within 30 days after such request, then the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. The holders of Series A Preferred Stock shall have access to the stock transfer records of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.

     The procedures in this Section I(h) for the calling of meetings and the election of directors shall, to the extent permitted by law, supersede anything inconsistent contained in the by-laws of the Corporation.

     So long as any Series A Preferred Stock are outstanding, the number of directors constituting the entire Board of Directors of the Corporation shall at all times be such so that the exercise, by the holders of the Series A Preferred Stock and the holders of any other classes or series of capital stock of the Corporation upon which like voting rights have been conferred, of the right to elect directors under the circumstances provided above will not contravene any provision of the Corporation's Certificate of Incorporation or by-laws restricting the number of directors which may constitute the entire board of directors of the Corporation.

     If at any time when the voting rights conferred upon the Series A Preferred Stock pursuant to this Section I(h)(i) are exercisable any vacancy in the office of a director elected pursuant to this Section I(h)(i) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Stock and any other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors pursuant to this Section I(h)(i).

         (ii) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy (with the Series A Preferred Stock voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or reclassify any authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares, or (B) amend, alter or repeal the provisions of the Certificate of Incorporation (including, without limitation, the certificate of powers, designations, preferences and rights of the Series A Preferred Stock (the "Certificate of Designation")), whether by merger or consolidation (an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (B) above, so long as the Series A Preferred Stock remains outstanding or is converted into like securities of the surviving entity, in each case with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock or the holders thereof; and provided, further, that the Amendments to the Certificate of Incorporation shall not be deemed, with respect to the Series A Preferred Stock, to be an amendment, alteration or repeal which materially and adversely affects such rights, preferences, privileges or voting powers; and provided, further, that any amendment to the Certificate of Incorporation to authorize any increase in the amount of the authorized Excess Stock, Preferred Stock or Series Common Stock or the creation or issuance of any other series of Preferred Stock or any shares or series of Excess Stock or Series Common Stock, or any increase in the amount of authorized or outstanding shares of Series A Preferred Stock or any other series of Preferred Stock or any shares or series of Excess Stock or Series Common Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. For purposes of this paragraph, the filing in accordance with applicable law of a certificate of designations setting forth the designations, preferences and relative, participating, optional or other special rights of a class or series of capital stock of the Corporation shall be deemed an amendment to the Certificate of Incorporation.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust in accordance with the terms of Section I(g)(v) hereof to effect such redemption.

         (iii) On each matter submitted to a vote of the holders of Series A Preferred Stock, including any action by written consent, in accordance with this Section I(h) or as otherwise required by law, each whole share of Series A Preferred Stock shall be entitled to ten votes, each of which ten votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each whole share of Series A Preferred Stock, the holder thereof may designate up to ten proxies, with each such proxy having the right to vote a whole number of votes (totaling ten per share of Series A Preferred Stock). In the event that fractional shares of Series A Preferred Stock are issued, then each such fractional share shall be entitled to a proportionate number of votes and, if any such fractional share is entitled to more than one vote, such votes may be directed separately and proxies may be designated as in the case of whole shares of Series A Preferred Stock.

     (i) Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation, except that, if the Amendments to the Certificate of Incorporation become effective in accordance with the DGCL as contemplated by Section I(j) hereof, the Series A Preferred Stock shall be convertible into Excess Stock on the terms and subject to the conditions set forth in Article Thirteenth.

     (j) Restrictions on Ownership and Transfer. In the event that the Corporation shall purchase any shares of Series A Preferred Stock pursuant to
Section 7.5 of its by-laws, then the purchase price paid by the Corporation for any such shares of Series A Preferred Stock shall be the price specified in its by-laws plus accrued and unpaid dividends on such shares to the date of purchase.

     As set forth in the Joint Proxy Statement/Prospectus dated May 18, 1998 (the "Proxy Statement") of The Meditrust Companies and La Quinta Inns, Inc., the Corporation is soliciting the vote of its stockholders in favor of amendments (the "Amendments") to its Certificate of Incorporation which would (i) add a new Article Thirteenth to such Certificate of Incorporation in the form set forth as Annex E to the Proxy Statement ("Article Thirteenth") and (ii) authorize a new class of capital stock of the Corporation to be known as Excess Stock ("Excess Stock"). If the Amendments are approved and become effective in accordance with the DGCL, then, from and after the date on which the Amendments shall have become effective in accordance with the DGCL, the Series A Preferred Stock shall be subject to all of the terms and provisions of Article Thirteenth and, without limitation to the foregoing, shall be convertible into Excess Stock on the terms and subject to the conditions, and shall be subject to the limitations on ownership and transfer, set forth in Article Thirteenth.

     (k) Fractional Shares. Series A Preferred Stock may be issued in fractional shares equal to 1/10th of a whole share of Series A Preferred Stock and any integral multiple of 1/10th of a whole share of Series A Preferred Stock.

     (l) Office or Agency in New York City. The Corporation will at all times maintain an office or agency in the Borough of Manhattan, The City of New York, where shares of Series A Preferred Stock may be surrendered for payment (including upon redemption or repurchase, if any), registration of transfer or exchange.

     If any shares of Series A Preferred Stock are purchased by the Corporation in accordance with Section 7.5 of its by-laws or if the Amendments shall have become effective as contemplated by this Section I(j) and thereafter any shares of Series A Preferred Stock are converted into Excess Stock and, in either such case, if fewer than all the shares of Series A Preferred Stock evidenced by any stock certificate are so purchased or converted, a new certificate or certificates shall be issued representing the remaining shares of Series A Preferred Stock evidenced by such certificate without cost to the holder thereof.

II.

         The Series A Preferred Stock shall have no preemptive rights.

III.

         If any power, preference or relative, participating, optional and other special right of the Series A Preferred Stock, or qualification or restriction thereof, set forth in the

Certificate of Designation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications and restrictions thereof set forth in the Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable powers, preferences or relative, participating, optional or other special rights of the Series A Preferred Stock or the qualifications or restriction thereof shall remain in full force and effect and shall not be deemed dependent upon any other such powers, preferences or relative, participating, optional or other special right of the Series A Preferred Stock or qualifications or restrictions thereof unless so expressed herein.

                  IN WITNESS WHEREOF, Meditrust Corporation, has caused this Certificate of Designation to be executed and sealed by its duly authorized officers on June 11, 1998.

                                       MEDITRUST CORPORATION



                                       By: /s/ David F. Benson
                                           -----------------------------
                                           David F. Benson
                                           President and Treasurer
[CORPORATE SEAL]


Attest:


/s/ Michael S. Benjamin
-----------------------------------------------------
Michael S. Benjamin
Senior Vice President, Secretary and General Counsel